WAIVER
                               TO CREDIT AGREEMENT


     WAIVER TO CREDIT AGREEMENT ("this Waiver"), dated as of March 15, 2005, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to waive a certain provision of the Credit Agreement;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. WAIVER TO THE CREDIT AGREEMENT.

     2.1 The Majority Lenders hereby waive compliance with Section 7.24 of the Credit Agreement (Fixed Charge Coverage Ratio) for the test period ending on or about December 31, 2004. The foregoing waiver shall not, except for the specific test period ending on or about December 31, 2004, constitute a waiver of the terms of Section 7.24 of the Credit Agreement.

     SECTION 3. EFFECTIVENESS. This Waiver shall become effective on such date as counterparts of this Waiver executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     SECTION 4. COUNTERPARTS. This Waiver may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.


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     SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Waiver and the waiver contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as modified by this Waiver, and all references in other documents to the Credit Agreement shall mean such agreement as modified by this Waiver.

     SECTION 6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

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     IN WITNESS  WHEREOF,  the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

                                 FOAMEX L.P.

                                 By: FMXI, Inc., its Managing General Partner

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FMXI, INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX INTERNATIONAL INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Senior Vice President
                                         --------------------------------


                                 FOAMEX CANADA INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Treasurer
                                         --------------------------------


                                 FOAMEX CAPITAL CORPORATION

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX LATIN AMERICA, INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX MEXICO, INC.


                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX MEXICO II, INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX ASIA, INC.

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 FOAMEX CARPET CUSHION LLC

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                                 BANK OF AMERICA, N.A., Individually and
                                     as Administrative Agent

                                 By:     /s/ William J. Wilson
                                         -------------------------------
                                 Title:  Vice President
                                         -------------------------------

                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By:     /s/ James DeSantis
                                         -------------------------------
                                 Title:  Duly Authorized Signatory
                                         -------------------------------


                                 JPMORGAN CHASE BANK, N.A.

                                 By:     /s/ William H. Franklin
                                         ------------------------------
                                 Title:  Assistant Vice President
                                         ------------------------------


                                 THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                 By:
                                         ------------------------------
                                 Title:
                                         ------------------------------


                                 CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)

                                  By:
                                         ------------------------------
                                  Title:
                                         ------------------------------


                                  STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                                     RETIREMENT SYSTEM

                                  By:
                                         ------------------------------
                                  Title:
                                         ------------------------------

                                  ORIX FINANCIAL SERVICES, INC.

                                  By:
                                         ------------------------------
                                  Title:
                                         ------------------------------


                                  WELLS FARGO FOOTHILL, LLC

                                  By:    /s/ Juan Barrera
                                         -----------------------------
                                  Title: Vice President
                                         -----------------------------


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